UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

CADENCE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cadence Pharmaceuticals, Inc. (the “Company”) approved bonus payments for the 2009 fiscal year to be paid to the Company’s named executive officers (“NEOs”) (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2009.

The bonus payments were based on an assessment by the Compensation Committee that the achievement of the Company’s corporate performance objectives for the year was 92.5%. These performance objectives included (i) the timely submission to the U.S. Food and Drug Administration of new drug approval applications for the Company’s product candidates, (ii) the timely completion of pre-commercialization manufacturing development activities, (iii) the timely completion of preparations for pre-approval inspections of the Company’s clinical trial sites, and (v) the achievement of certain financing objectives.

Under the terms of the Company’s 2009 Bonus Plan, the NEOs are eligible to receive a bonus ranging from zero to 150% of their target bonus based on achievement of corporate and individual performance goals for 2009. The target bonus for Theodore R. Schroeder, the Company’s President and Chief Executive Officer, for 2009 is equal to 60% of his base salary. The target bonus for executive and senior vice presidents for 2009 is 35%, and for vice presidents, 30%, of their respective base salaries.

As part of the Company’s efforts to conserve cash, half of the NEO’s 2009 bonus will be paid in cash, and half as stock options. The amount of the cash bonuses and number of stock options approved by the Compensation Committee were as follows:

Name	Title	Cash Bonus	Number of Options Received
Theodore R. Schroeder	President and Chief Executive Officer	$122,378	35,000
James B. Breitmeyer	Executive Vice President and Chief Medical Officer	$64,338	18,000
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$52,595	15,000
Scott A. Byrd	Senior Vice President and Chief Commercial Officer	$27,613	8,000
Hazel M. Aker	Senior Vice President, General Counsel and Secretary	$52,645	15,000

All of these stock options are fully vested as of the grant date, which is March 25, 2010.

Additionally, on March 28, 2010, the Board of Directors (the “Board”) of Cadence Pharmaceuticals, Inc. (“Cadence”), appointed Michael L. Eagle, to the Board of Directors. Based upon the recommendation of the Board’s Nominating/Corporate Governance Committee, Mr. Eagle was appointed as a Class III director, with an initial term expiring at the 2012 annual meeting of Cadence stockholders. Mr. Eagle has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.

In connection with his appointment to the Board, Mr. Eagle will be entitled to receive compensation consistent with that of Cadence’s other non-employee directors under Cadence’s Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Director Compensation Policy, Mr. Eagle has been granted an option to purchase 25,000 shares of Cadence’s common stock for his service as a director.

There are no arrangements or understandings between Mr. Eagle and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which Cadence or any of its subsidiaries is a party and in which Mr. Eagle has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010	CADENCE PHARMACEUTICALS, INC.

	By:	/s/ William R. LaRue
	Name:	William R. LaRue
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary